CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 90 to the Registration Statement on Form N-4 (File No. 002-29240) of NML Variable Annuity Account B of our report dated April 29, 2020, relating to the financial statements of the divisions indicated in the table below, which appear in such Registration Statement. We also consent to the use in this Post-Effective Amendment No. 90 to the Registration Statement on Form N-4 (File No. 002-29240) of our report dated February 14, 2020, relating to the statutory financial statements of The Northwestern Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Growth Stock Division	Mid Cap Value Division	Select Bond Division	U.S. Strategic Equity
Division
Focused Appreciation	Small Cap Growth	Long-Term U.S.	U.S. Small Cap Equity
Division	Stock Division	Government Bond	Division
Division
Large Cap Core Stock	Index 600 Stock	Inflation Protection	International
Division	Division	Division	Developed Markets
Division
Large Cap Blend	Small Cap Value	High Yield Bond	Strategic Bond Division
Division	Division	Division
Index 500 Stock	International Growth	Multi-Sector Bond	Global Real Estate
Division	Division	Division	Securities Division
Large Company Value	Research International	Balanced Division	LifePoints Moderate
Division	Core Division		Strategy Division
Domestic Equity	International Equity	Asset Allocation	LifePoints Balanced
Division	Division	Division	Strategy Division
Equity Income Division	Emerging Markets	Fidelity VIP Mid Cap	LifePoints Growth
	Equity Division	Division	Strategy Division
Mid Cap Growth Stock	Government Money	Fidelity VIP	LifePoints Equity
Division	Market Division	Contrafund Division	Growth Strategy
Division
Index 400 Stock	Short-Term Bond	AMT Sustainable	Credit Suisse Trust
Division	Division	Equity Division	Commodity Return
Strategy Division

/s/PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

April 29, 2020